Exhibit 99.1
Health Catalyst, Inc. Announces Proposed Offering of $175 Million Convertible Senior Notes

SALT LAKE CITY, UT, - April 8, 2020 – Health Catalyst, Inc. (Nasdaq: HCAT) (the “Company” or “Health Catalyst”) announced today that it intends to offer, subject to market conditions and other factors, $175.0 million aggregate principal amount of convertible senior notes due 2025 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, the Company expects to grant the initial purchasers an option to purchase up to an additional $26.25 million aggregate principal amount of notes.

The Company intends to use a portion of the net proceeds from the offering of notes to pay the cost of the capped call transactions described below and approximately $57.0 million of the net proceeds to repay in full and terminate its term loan facility. If the initial purchasers exercise their option to purchase additional notes, the Company intends to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties (as defined below). The Company intends to use the remaining net proceeds from the offering of notes for working capital and other general corporate purposes, which may include potential acquisitions and strategic transactions. From time to time, the Company evaluates potential acquisitions and strategic transactions of businesses, technologies or products. However, the Company has not designated any specific uses and has no current agreements with respect to any material acquisition or strategic transaction. These intentions are subject to change.

The final terms of the notes, including the initial conversion rate, interest rate and certain other terms, will be determined at the time of pricing. The notes will bear interest semi-annually and will mature on April 15, 2025, unless earlier converted, repurchased or redeemed in accordance with their terms. Prior to October 15, 2024, the notes will be convertible only upon satisfaction of certain conditions and during certain periods. Thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

The Company may not redeem the notes prior to April 20, 2023. On or after April 20, 2023, the Company may redeem for cash all or part of the notes if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

The notes will be convertible at the option of holders, subject to certain conditions and during certain periods, into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, with the form of consideration determined at the Company’s election. Holders of the notes will have the right to require the Company to repurchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events.

When issued, the notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of the Company’s liabilities that are not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

In connection with the pricing of the notes, the Company expects to enter into capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “option counterparties”). These capped call transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of the notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction of potential dilution and/or offset of cash payments subject to a cap.

Exhibit 99.1
The Company has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes and/or purchase shares of the Company’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by the Company on any fundamental change repurchase date, any redemption date, or any other date on which the notes are retired by the Company, in each case if the Company exercises its option to terminate the relevant portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of the Company’s common stock, if any, and value of the consideration that holders will receive upon conversion of the notes.

Further, if any such capped call transactions fail to become effective, whether or not the offering of notes is completed, the option counterparties and/or their respective affiliates may unwind their hedge positions with respect to the Company’s common stock, which could adversely affect the value of the Company’s common stock and, if the notes have been issued, the value of the notes.

The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and the common stock issuable upon conversion of the notes, if any, are not being registered under the Securities Act, or the securities laws of any other jurisdiction. The notes and the common stock issuable upon conversion of the notes, if any, may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Exhibit 99.1
About Health Catalyst

Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include, without limitation: statements relating to whether the Company will offer and issue the notes and the terms of the notes; the anticipated use of the net proceeds of the offering; the granting of the option to purchase additional notes; the exercise by the initial purchasers of their option to purchase additional notes; and expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and their respective affiliates. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from those described in the forward-looking statements.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially, including (i) changes as a result of market conditions or for other reasons, and (ii) the impact of general economic, industry or political conditions in the United States or internationally. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”), including, but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law.

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Kristen Berry
Vice President, Public Relations
+1 (617) 234-4123
+1 (774) 573-0455 (m)
kberry@we-worldwide.com